As filed with the Securities and Exchange Commission on May 18, 2023
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CHARLOTTE’S WEB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia	98-1508633
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Tech Court
Louisville, Colorado 80027
(Address of principal executive offices)

CHARLOTTE’S WEB HOLDINGS, INC. AMENDED 2018 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, D.C., 20005
(Name and address of agent for service)

(720) 484-8930
(Telephone number, including area code, of agent for service)

Copies to:
Christopher P. Giordano, Esq.
Penny J. Minna, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
(212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Charlotte's Web Holdings, Inc. (the “Registrant”) for the purpose of registering an additional 1,483,939 shares of the Registrant’s common shares, without par value (the “Common Shares”), that may become issuable under the Charlotte’s Web Holdings, Inc. Amended 2018 Long-Term Incentive Plan (the “Plan”). The additional 1,483,939 Common Shares have become reserved for issuance as a result of the operation of the automatic increase provision of the Plan. Pursuant to such provision, on January 1 of each year, commencing with its 2022 fiscal year, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to ten percent of the issued and outstanding Common Shares, on an as converted basis, as of the end of the Registrant’s immediately preceding fiscal year, less any number of Common Shares that are issuable pursuant to the CWB Holdings, Inc. 2015 Stock Option Plan, as amended (the “Legacy Plan”).

These additional Common Shares are securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333-262006), as amended by Post-Effective Amendment No. 1, was filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2022, and January 25, 2022, respectively (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated herein by reference (except for the portions thereof “furnished,” but not “filed,” which are deemed not to be incorporated by reference into this Registration Statement):

•
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023, including the description of Registrant’s Common Stock contained in Exhibit 4.3 thereto;

•
the information specifically incorporated by reference into the Form 10-K for the fiscal year ended December 31, 2022 from the Registrant’s definitive proxy statement on Schedule 14A, filed on April 28, 2023;

•	the Registrant’s Quarterly Report on Form 10-Q filed on May 12, 2023;

•	the Registrant’s Current Reports on Form 8-K, filed with the SEC on April 3, 2023, April 7, 2023, and May 12, 2023;

•
the description of the Registrant’s Common Shares contained in the registration statement on Form 10 filed with the Commission on November 5, 2021, as amended December 22, 2021, and as further amended on January 25, 2022, and as may be subsequently amended from time-to-time, incorporated by reference herein pursuant to (a) above, including any amendment or report filed for the purposes of updating such description; and

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except that the portion of any document “furnished” but not “filed” shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement modifies, supersedes or replaces such statement.

Item 8. Exhibits.

Exhibit No.	Description	Location
4.1	Articles of Charlotte’s Web Holdings, Inc.	Exhibit 3.1 to the Registration Statement on Form 10 (File No. 000-56364) filed with the SEC on November 5, 2021 is incorporated herein by reference.
4.2	Notice of Articles	Exhibit 3.2 to the Registration Statement on Form 10 (File No. 000-56364) filed with the SEC on November 5, 2021 is incorporated herein by reference.
5.1*	Opinion of DLA Piper Canada.	Filed herewith.
23.1*	Consent of Ernst & Young LLP.	Filed herewith.
23.2*	Consent of DLA Piper Canada (contained in Exhibit 5.1 hereto).	Filed herewith.
24.1	Power of Attorney (contained on signature page hereto).	Filed herewith.
99.1	Charlotte’s Web Holdings, Inc. 2018 Long-Term Incentive Plan dated August 23, 2018	Exhibit 10.14 to the Registration Statement on Form 10 (File No. 000-56364) filed with the SEC on November 5, 2021 is incorporated herein by reference.
99.2	Charlotte’s Web Holdings, Inc. Amended 2018 Long-Term Incentive Plan dated April 29, 2021	Exhibit 10.15 to the Registration Statement on Form 10 (File No. 000-56364) filed with the SEC on November 5, 2021 is incorporated herein by reference.
99.3*	Form of Restricted Stock Award Agreement for Employees to the 2018 Long-Term Incentive Plan (2023 amendment)	Filed herewith.
99.4	Form of Restricted Stock Award Agreement for Directors to the 2018 Long Term Incentive Plan.	Exhibit 10.17.1 to the Registration Statement on Form 10 (File No. 000-56364) filed with the SEC on November 5, 2021 is incorporated herein by reference.
99.5*	Form of Nonqualified Stock Option Award to the 2018 Long-Term Incentive Plan (2023 amendment).	Filed herewith.
107.1*	Filing Fee Table	Filed herewith.
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on May 18, 2023.

CHARLOTTE’S WEB HOLDINGS, INC.

By:	/s/ Jacques Tortoroli
Jacques Tortoroli
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Jacques Tortoroli, Jessica Saxton and Stephen Rogers, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacques Tortoroli	Chief Executive Officer and Director (Principal Executive Officer)
Jacques Tortoroli		May 18, 2023

/s/ Jessica Saxton	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer and
Jessica Saxton	Principal Accounting Officer)	May 18, 2023

/s/ Jonathan Atwood	Director
Jonathan Atwood		May 18, 2023

/s/John Held	Director
John Held		May 18, 2023

/s/Thomas Lardieri	Director
Thomas Lardieri		May 18, 2023

/s/Alicia Morga	Director
Alicia Morga		May 18, 2023

/s/Susan Vogt	Director
Susan Vogt		May 18, 2023